SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2002

AGL RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-14174	58-2210952
(State or Other Jurisdiction Of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

817 West Peachtree Street, NW, 10th Floor, Atlanta, Georgia 30308

(Address of Principal Executive Offices)	(Zip Code)

(404) 584-9470

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On March 28, 2002, the Adversary Staff of the Georgia Public Service Commission (GPSC) filed its rebuttal testimony in Atlanta Gas Light Company's (AGLC) earnings review proceeding. The rebuttal testimony increased the Adversary Staff's proposed reduction to AGLC's current rates from $33 million to $42 million. The $9 million increase is primarily based on proposed changes to AGLC's current depreciation rates and methodology. AGLC continues to pursue a negotiated resolution in this matter with the GPSC. Under the current schedule for the earnings review, in the event that a negotiated resolution is not achieved, a final ruling is expected by April 29, 2002, with new rates to go into effect on May 1, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: April 4, 2002	/s/ Richard T. O'Brien
Executive Vice President and Chief Financial Officer